UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2022

LIVE OAK BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

North Carolina	001-37497	26-4596286

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1741 Tiburon Drive, Wilmington, NC		28403

(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (910) 790-5867

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting Common Stock, no par value per share	LOB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.Regulation FD Disclosure.

On August 9, 2022, Jack Henry & Associates, Inc. (“Jack Henry”) announced it had entered into a definitive agreement to acquire Payrailz, LLC (“Payrailz”).  Live Oak Ventures, Inc., a wholly owned subsidiary of Live Oak Bancshares, Inc. (the “Company”), has an investment in Payrailz.  Under the terms of the agreement, Jack Henry will acquire the ownership interests in Payrailz, including the Company’s interest (the “Transaction”).  The closing of the Transaction is subject to customary approvals and closing conditions.   If the Transaction is successfully closed, the Company anticipates realizing an estimated pre-tax gain of approximately $29 million, subject to purchase price adjustments.

Important Note Regarding Forward-Looking Statements.

Statements in this report that are based on other than historical data or that express the Company’s plans or expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events.  Forward-looking statements provide current expectations or forecasts of future events or determinations.  These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties, and actual results may differ materially from those presented, either expressed or implied, in this report.  Factors that could cause actual results to differ materially from those expressed in the forward-looking statements include the following: (1) uncertainty regarding the timing of and ability to complete the Transaction discussed herein; (2) the occurrence of any event, change or other circumstances that could give rise to the termination of the Transaction agreement; (3) the outcome of any legal proceedings that may be instituted against the parties to the Transaction or others related to the Transaction agreement; (4) the failure to satisfy the conditions to the completion of the Transaction, or the failure to obtain regulatory approvals required for the Transaction on the terms expected or on the anticipated schedule; (5) differences in the final amount of the costs, fees, expenses and charges related to the Transaction from those expected; (6) differences from current plans in the parties' ability to meet expectations regarding the timing, completion and accounting and tax treatments of the Transaction; (7) differences from expectations in the amount of pre-tax gain the Company may experience as a result of the Transaction; and (8) the other factors discussed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (http://www.sec.gov).  Except as required by law, the Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIVE OAK BANCSHARES, INC.

Date: August 18, 2022	By:	/s/ William C. Losch III
William C. Losch III
Chief Financial Officer

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